CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-269217 on Form N-1A of our report dated May 24, 2023, relating to the financial statements and financial highlights of Pacific FundsSM Portfolio Optimization Conservative, Pacific FundsSM Portfolio Optimization Moderate-Conservative, Pacific FundsSM Portfolio Optimization Moderate, Pacific FundsSM Portfolio Optimization Growth, Pacific FundsSM Portfolio Optimization Aggressive-Growth, Pacific FundsSM Small/Mid-Cap, Pacific FundsSM Ultra Short Income, Pacific FundsSM Short Duration Income, Pacific FundsSM Core Income, Pacific FundsSM ESG Core Bond, Pacific FundsSM Strategic Income, Pacific FundsSM Floating Rate Income, PF Growth Fund, and Pacific FundsSM High Income, each a series of Pacific Funds Series Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended March 31, 2023, and to the references to us under the headings “Financial Highlights” in the Prospectus.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
July 25, 2025